EXHIBIT 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                     THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                     SEPTEMBER 30, 1996           SEPTEMBER 30, 1996
                                                                     ------------------           ------------------

Net income (in thousands)                                                $       74                   $      328
                                                                         ==========                   ==========
Weighted average shares outstanding(1)                                    1,429,506                    1,448,551
Common stock equivalents due to the dilutive effect of
stock options under the treasury stock method                                 8,369                        6,284
                                                                         ----------                   ----------
  Weighted average shares outstanding and
    common stock equivalents                                              1,437,875                    1,454,835

Primary earnings per share                                               $     0.05                   $     0.23
                                                                         ==========                   ==========
Weighted average shares outstanding
   and common stock equivalents (above)                                   1,437,875                    1,454,835
Additional dilutive common stock equivalents using ending period
   market value versus average market value for the period                      136                        2,221
                                                                         ----------                   ----------
Fully diluted weighted average shares and
  common stock equivalents                                                1,438,011                    1,457,056

Fully diluted earnings per share                                         $     0.05                   $     0.23
                                                                         ==========                   ==========


(1) Includes only the portion of ESOP shares committed to be released to participants.